Exhibit 99.1
Upwork Reports Second Quarter 2025 Financial Results
Achieves record second quarter with revenue of $194.9 million
Generates GAAP net income of $32.7 million and adjusted EBITDA of $57.1 million, resulting in 17% profit margin and 29% adjusted EBITDA margin
Raises FY2025 revenue and adjusted EBITDA guidance
Acquires Bubty and agrees to acquire Ascen to serve large clients with full range of contingent workforce and staffing solutions, positioning Upwork to capitalize on $650 billion Enterprise TAM opportunity(1)

PALO ALTO, Calif. – August 6, 2025 – Upwork Inc. (Nasdaq: UPWK), the world’s largest human and AI-powered work marketplace, today announced its financial results for the second quarter of 2025.
“Upwork delivered an exceptional second quarter, significantly outperforming across all key financial metrics. Our strong Marketplace performance was driven by AI features that delivered tremendous value to our full range of customers, from SMBs to large enterprises to talent,” said Hayden Brown, president and CEO, Upwork. “With our two announced acquisitions, we have enhanced our full-stack offering giving enterprise clients access to a complete array of contingent workforce solutions fueled by Upwork’s deep global talent pool. We’re harnessing these strategic levers to continue to lead the industry in this human and AI-powered era of work.”
“Our record revenue of $194.9 million, net income of $32.7 million, and adjusted EBITDA of $57.1 million—representing a 16.8% profit margin and an all-time high 29.3% adjusted EBITDA margin—came in well above our expectations for the second quarter,” said Erica Gessert, CFO, Upwork. “With encouraging growth signals from key product and platform enhancements and continued rigorous cost discipline, we are raising our full-year guidance for both revenue and adjusted EBITDA. We have proven our ability to grow revenue while increasing profitability, and we reiterate our long-term 35% adjusted EBITDA margin target.”
Second Quarter 2025 Financial Highlights
•Revenue grew 1% year-over-year to $194.9 million
•Active clients(2) of 796,000
•GSV per active client(2) of $5,002 increased 5% year-over-year and average hours per contract in Q2 were the highest ever, as projects on the platform increase in size and complexity
•Net income was $32.7 million, up 47% year-over-year
•Diluted earnings per share was $0.24, compared to diluted earnings per share of $0.17 in the second quarter of 2024
•Adjusted EBITDA(3) was $57.1 million, up 40% year-over-year
•Cash provided by operating activities(4) was $72.5 million, compared to cash provided by operating activities of $39.2 million in the second quarter of 2024
•Free cash flow(3)(4) was $65.6 million, compared to free cash flow of $35.5 million in the second quarter of 2024
Second Quarter Operational Highlights
Building the World’s Human and AI-Powered Work Marketplace
•Upwork Updates, announced July 23, included major advancements to Uma™, Upwork’s Mindful AI. As an AI work agent, Uma™ now takes action on behalf of customers, accelerating hiring, collaboration, and work outcomes through new features like instant interviews, a reimagined job posting experience, Upwork Video Meetings, and Uma™-powered search.
•Uma™ adoption increased 24% quarter-over-quarter and recent feature launches are increasing value delivered to customers as well as spend:
◦Improved search and match capabilities drove GSV and revenue outperformance, lifting average spend per contract by 4% and increasing Connects revenue by 3% compared to prior feature set.
◦Uma™ Proposal Writer improvements led to a 58% increase in freelancers utilizing Uma™ to submit a proposal compared to the baseline experience.
Growing AI Work on the Marketplace
•GSV from AI-related work accelerated to 30% year-over-year growth in Q2 2025, compared to 25% year-over-year growth in Q1 2025.
•Clients are turning to Upwork to hire AI specialists across 365+ different skills, including AI Agents, AI Model Tuning & Integration, and Natural Language Processing. GSV in Prompt Engineering subcategory grew 51% year-over-year.
•Average GSV per active client engaged in AI work is more than 3x larger than average GSV per active client across the Marketplace.
Unlocking the Enterprise Opportunity
•Announced acquisition of Bubty and agreement to acquire Ascen through Upwork’s new wholly-owned Enterprise subsidiary, enhancing offering of full-stack, end-to-end contingent work solutions for large enterprises:
◦Bubty is a purpose-built platform to help enterprises manage a broad range of contingent workforce models and contract types, from independent contractors to contingent W-2 workers.
◦Ascen is a digitally native solution for contingent W-2 workers with easy-to-integrate APIs.
•Bubty and Ascen provide the foundation for the contingent talent industry’s fully integrated, digitally native, country- and contract-agnostic solution providing clients with access to a full range of contingent workforce models (independent contractors, agency-of-record, employer-of-record, staff augmentation, statement of work, and outsourcing) sourced from Upwork’s unparalleled talent pool, including over 250,000 AI experts globally.(5)
Generating New Value through Ads & Monetization Strategies
•Continued strength in ads & monetization, with revenue increasing 17% year-over-year.
•Freelancer Plus subscription revenue grew 13% year-over-year and Connects revenue grew 19% year-over-year.
•GSV from Business Plus–Upwork’s offering gaining traction with larger clients in the SMB space–increased 190% and active clients increased 45% quarter-over-quarter. New customers represented 35% of active Business Plus clients, demonstrating strong demand with the right value proposition and product fit.
Investing in AI Infrastructure
•Accelerated investments in Upwork’s internal AI infrastructure, such as embedded AI copilots and autonomous agents to drive productivity, streamline operations, and orchestrate cross-functional intelligence.
•Ramped up usage of customer service AI agent Upwork Assist, expanding from chat to voice channels, with pilot program already reaching 80%+ adoption, empowering frontline teams to handle more complex inquiries with AI-augmented efficiency.
•AI now contributes to over 35% of deployed engineering code. On the core Upwork Marketplace engineering team, fine-tuned LLM evaluation of match quality at scale reduced model iteration costs and cycle times by over 70% in Q2, accelerating ability to develop, optimize, and ship new product releases.
Financial Guidance & Outlook
Upwork’s guidance for revenue, adjusted EBITDA, diluted weighted-average shares outstanding, and non-GAAP diluted EPS for the third quarter of 2025 is:
•Revenue: $190 million to $195 million
•Adjusted EBITDA: $47 million to $51 million
•Diluted weighted-average shares outstanding: 140 million to 141 million
•Non-GAAP diluted EPS: $0.28 to $0.30
Upwork’s guidance for revenue, adjusted EBITDA, diluted weighted-average shares outstanding, non-GAAP diluted EPS, and stock-based compensation expense for full year 2025 is:
•Revenue: $765 million to $775 million
•Adjusted EBITDA: $206 million to $214 million
•Diluted weighted-average shares outstanding: 140 million to 142 million
•Non-GAAP diluted EPS: $1.24 to $1.27
•Stock-based compensation expense $60 million to $65 million

UPWORK INC.
Key Financial and Operational Metrics
(In thousands, except percentages and basis points)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	Change	2025	2024	Change
GSV(2)	$1,002,650	$1,008,267	(0.6)%	$1,990,363	$2,017,063	(1.3)%
Marketplace revenue(2)	$170,660	$166,786	2%	$336,953	$331,116	2%
Enterprise revenue(2)	$24,279	$26,343	(8)%	$50,692	$52,950	(4)%
Gross profit	$151,507	$149,277	1%	$302,407	$296,021	2%
Gross profit margin	78%	77%	43 bps	78%	77%	94 bps
Operating expenses	$118,942	$131,496	(10)%	$231,152	$265,191	(13)%
Net income	$32,726	$22,220	47%	$70,456	$40,662	73%
Adjusted EBITDA(3)	$57,061	$40,835	40%	$113,072	$74,160	52%
Profit margin	17%	12%	528 bps	18%	11%	759 bps
Adjusted EBITDA margin(3)	29%	21%	813 bps	29%	19%	986 bps
Cash provided by operating activities(4)	$72,514	$39,203	85%	$109,479	$54,017	103%
Free cash flow(3)(4)	$65,626	$35,456	85%	$96,416	$47,605	103%

	As of June 30,
(In thousands)	2025	2024	% Change
Active clients(2)	796	868	(8)%

(1) SIA, Global Staffing Market Estimates & Forecasts November 2024 | Staffing Industry Analysts
(2) See Key Definitions in our second quarter 2025 earnings presentation.
(3) An explanation of non-GAAP financial measures and reconciliations to their most directly comparable GAAP financial measures can be found in the “Non-GAAP Financial Measures" section and the subsequent tables at the end of this press release.
(4)The Company elected to change the presentation of certain cash flows on its Consolidated Statement of Cash Flow, reclassifying the change in Trade and client receivables, related to amounts received on behalf of talent to fund their escrow account, from operating activities to financing activities. Prior period comparative amounts have been recast to conform to the current period presentation.
(5)The acquisition of Ascen is expected to close in the second half of 2025, subject to the satisfaction of customary closing conditions.

Second Quarter 2025 Financial Results Conference Call and Webcast
Upwork will host a conference call today at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time to discuss the company’s second quarter 2025 financial results. An audio webcast archive will be available following the live event for approximately one year at investors.upwork.com. Please visit the Upwork Investor Relations website at investors.upwork.com/financial-information/quarterly-results to view Upwork’s second quarter 2025 earnings presentation.

Disclosure Information
We use our Investor Relations website (investors.upwork.com), our Blog (upwork.com/blog), our X handle (twitter.com/Upwork), Hayden Brown’s X handle (twitter.com/hydnbrwn) and LinkedIn profile (linkedin.com/in/haydenlbrown), and Erica Gessert’s LinkedIn profile (linkedin.com/in/erica-gessert) as means of disseminating or providing notification of, among other things, news or announcements regarding our business or financial performance, investor events, press releases, and earnings releases, and as means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.

About Upwork
Upwork is the world’s largest work marketplace that connects businesses with highly skilled, AI-enabled independent talent from across the globe. From entrepreneurs to Fortune 100 enterprises, companies rely on Upwork’s trusted platform and its mindful AI companion, UmaTM, to find and hire expert talent, leverage AI-powered work solutions, and drive business transformation. With on-demand access to professionals spanning more than 10,000 skills across AI & machine learning, software development, sales & marketing, customer support, finance & accounting, and more, Upwork enables businesses of all sizes to scale, innovate, and build agile teams for the age of AI and beyond.

Upwork’s platform has facilitated more than $25 billion in economic opportunity for talent around the world. Learn more at upwork.com and follow us on LinkedIn, Facebook, Instagram, TikTok, and X.

Contact:
Investor Relations
investor@upwork.com

Safe Harbor:
This press release of Upwork Inc. (the “Company,” “we,” “us,” or “our”) contains "forward-looking" statements within the meaning of the federal securities laws. Forward-looking statements include all statements other than statements of historical fact, including any statements regarding our future operating results and financial position, including expected financial results for the third quarter and full year 2025, information or predictions concerning the future of our business or strategy, anticipated events and trends, potential growth or growth prospects, competitive position, technological and market trends, industry environment, the economy, our plans with respect to share repurchases, the expected impact and timing of strategic initiatives, including the acquisitions of Bubty B.V. and Ascen Inc. by a subsidiary of the Company, and other future conditions.

We have based these forward-looking statements largely on our current expectations and projections as of the date hereof about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short- and long-term business operations and objectives, and financial needs. As such, they are subject to inherent uncertainties, known and unknown risks, and changes in circumstances that are difficult to predict and in many cases outside our control, and you should not rely on such forward-looking statements as predictions of future events. We make no representation that the projected results will be achieved or that future events and circumstances will occur, and actual results may differ materially and adversely from our expectations. The forward-looking statements are made as of the date hereof, and we do not undertake, and expressly disclaim, any obligation to update or revise any forward-looking statements, conform these statements to actual results, or make changes in our expectations, except as required by law. Additional information regarding the risks and uncertainties that could cause actual results to differ materially from our expectations is included under the caption "Risk Factors" in our Quarterly Report on Form 10-Q for the three months ended March 31, 2025, filed with the SEC on May 5, 2025, and in our other SEC filings, which are available on our Investor Relations website at investors.upwork.com and on the SEC’s website at www.sec.gov. Additional information will also be set forth under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the three months ended June 30, 2025, when filed.

Undue reliance should not be placed on the forward-looking statements in this press release. Neither we nor any other person makes any representation or warranty as to the accuracy or completeness of the information herein. This press release is made solely for informational purposes.

Upwork, “UmaTM, Upwork’s Mindful AI,” and other registered or common law trade names, trademarks, or service marks of Upwork appearing in this press release are the property of Upwork. This presentation may also contain additional trade names, trademarks, and service marks of other companies, including names and brands. All third-party trademarks are property of their respective owners, and any references to third-party trademarks are for identification purposes only and shall be considered nominative fair use under trademark law.

UPWORK INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue
Marketplace	$170,660	$166,786	$336,953	$331,116
Enterprise	24,279	26,343	50,692	52,950
Total revenue	194,939	193,129	387,645	384,066
Cost of revenue	43,432	43,852	85,238	88,045
Gross profit	151,507	149,277	302,407	296,021
Operating expenses
Research and development	44,843	52,465	90,995	105,381
Sales and marketing	36,671	47,333	72,422	95,184
General and administrative	35,659	29,924	63,707	61,925
Provision for transaction losses	1,769	1,774	4,028	2,701
Total operating expenses	118,942	131,496	231,152	265,191
Income from operations	32,565	17,781	71,255	30,830
Other income, net	5,878	5,620	12,195	12,342
Income before income taxes	38,443	23,401	83,450	43,172
Income tax provision	(5,717)	(1,181)	(12,994)	(2,510)
Net income	$32,726	$22,220	$70,456	$40,662

Net income per share:
Basic	$0.25	$0.17	$0.53	$0.30
Diluted	$0.24	$0.17	$0.50	$0.30

Weighted-average shares used to compute net income per share:
Basic	132,183	131,436	133,687	133,809
Diluted	140,198	138,266	141,866	140,798

UPWORK INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$291,070	$305,757
Marketable securities	343,509	316,344
Funds held in escrow, including funds in transit	212,033	195,736
Trade and client receivables, net	71,230	75,490
Prepaid expenses and other current assets	21,141	17,727
Total current assets	938,983	911,054
Property and equipment, net	38,109	30,056
Goodwill	141,473	121,064
Intangible assets, net	9,525	12,989
Operating lease asset	5,367	5,752
Deferred tax asset	126,715	128,779
Other assets, noncurrent	1,544	1,919
Total assets	$1,261,716	$1,211,613

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,027	$6,128
Escrow funds payable	212,033	195,736
Accrued expenses and other current liabilities	58,762	59,300
Deferred revenue	7,802	7,269
Total current liabilities	279,624	268,433
Debt, noncurrent	358,849	357,928
Operating lease liability, noncurrent	10,351	9,567
Other liabilities, noncurrent	4,238	308
Total liabilities	653,062	636,236

Stockholders’ equity
Common stock	13	14
Additional paid-in capital	615,937	653,575
Accumulated and other comprehensive income	724	264
Accumulated deficit	(8,020)	(78,476)
Total stockholders’ equity	608,654	575,377
Total liabilities and stockholders’ equity	$1,261,716	$1,211,613

UPWORK INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$32,726	$22,220	$70,456	$40,662
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for transaction losses	1,528	1,637	3,594	2,433
Depreciation and amortization	5,879	3,629	10,740	6,775
Amortization of debt issuance costs	461	461	921	921
Accretion of discount on purchases of marketable securities, net	(1,561)	(3,283)	(3,504)	(8,159)
Amortization of operating lease asset	183	859	385	1,706
Tides Foundation common stock warrant expense	187	187	375	375
Stock-based compensation expense	15,977	19,238	28,249	36,180
Deferred taxes	2,064	—	2,064	—
Changes in operating assets and liabilities:
Trade and client receivables (1)	3,895	(1,856)	360	(5,087)
Prepaid expenses and other assets	(40)	(3,004)	(3,338)	(5,133)
Operating lease liability	(22)	(1,580)	808	(3,129)
Accounts payable	(3,088)	(81)	(5,075)	701
Accrued expenses and other liabilities	14,019	4,050	2,911	(6,847)
Deferred revenue	306	(3,274)	533	(7,381)
Net cash provided by operating activities	72,514	39,203	109,479	54,017
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(208,440)	(44,423)	(259,148)	(194,299)
Proceeds from maturities of marketable securities	181,031	190,074	232,411	321,846
Proceeds from sale of marketable securities	3,257	8,485	3,537	35,394
Acquisition of business, net of cash acquired	(20,410)	—	(20,410)	—
Purchases of property and equipment	(2,381)	(598)	(4,853)	(775)
Internal-use software and platform development costs	(4,507)	(3,149)	(8,210)	(5,637)
Net cash (used in) provided by investing activities	(51,450)	150,389	(56,673)	156,529
CASH FLOWS FROM FINANCING ACTIVITIES:
Change in escrow funds payable, net (1)	(2,684)	(6,194)	16,574	(4,802)
Proceeds from exercises of stock options and common stock warrants	1	664	653	770
Proceeds from employee stock purchase plan	2,199	2,917	2,199	2,917
Repurchase of common stock	(37,868)	(33,124)	(70,922)	(100,000)
Net cash (used in) financing activities	(38,352)	(35,737)	(51,496)	(101,115)
NET CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(17,288)	153,855	1,310	109,431
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—beginning of period	524,191	251,994	505,593	296,418
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—end of period	$506,903	$405,849	$506,903	$405,849

(1) The Company elected to change the presentation of certain cash flows on its Consolidated Statement of Cash Flow, reclassifying the change in Trade and client receivables, related to amounts received on behalf of talent to fund their escrow account, from operating activities to financing activities. Prior period comparative amounts have been recast to conform to the current period presentation.
The following table reconciles cash, cash equivalents, and restricted cash as reported in the condensed consolidated balance sheets to the total of the same amounts shown in the condensed consolidated statements of cash flows as of the following (in thousands):

	June 30, 2025	December 31, 2024
Cash and cash equivalents	$291,070	$305,757
Restricted cash	3,800	4,100
Funds held in escrow, including funds in transit	212,033	195,736
Total cash, cash equivalents, and restricted cash as shown in the condensed consolidated statement of cash flows	$506,903	$505,593

Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), we present certain non-GAAP financial measures in this press release, including adjusted EBITDA, adjusted EBITDA margin, free cash flow, and non-GAAP diluted EPS.

We define adjusted EBITDA as net income adjusted for stock-based compensation expense; depreciation and amortization; other income (expense), net, which includes interest expense; income tax benefit (provision); and, if applicable, certain other gains, losses, benefits, or charges that are non-cash or are significant and the result of isolated events or transactions that have not occurred frequently in the past and are not expected to occur regularly in the future. Free cash flow is defined as cash provided by operations less purchases of property, plant and equipment and cash outflows from internally developed software.

We use non-GAAP financial measures in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. These non-GAAP financial measures provide consistency and comparability with past financial performance, facilitate period-to-period comparisons of our core operating results, and also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. In addition, adjusted EBITDA is widely used by investors and securities analysts to measure a company’s operating performance without regard to certain items that can vary substantially from company to company, and free cash flow allows investors to evaluate the cash generated from our underlying operations across periods.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as analytical tools, and investors should not consider them in isolation or as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. In particular, (1) adjusted EBITDA excludes stock-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy, (2) although depreciation and amortization expense are non-cash charges, the assets subject to depreciation and amortization may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements, and (3) adjusted EBITDA does not reflect: (a) changes in, or cash requirements for, our working capital needs; (b) interest expense, or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us; or (c) tax payments that may represent a reduction in cash available to us. In addition, the non-GAAP financial measures we use may be different from non-GAAP financial measures used by other companies, including companies in our industry, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from the non-GAAP financial measures that we present. Reconciliations of the non-GAAP financial measures presented in this press release to their most directly comparable GAAP financial measures have been provided below, and investors are encouraged to review the reconciliations and not rely on any single financial measure to evaluate our business.

We have not reconciled our adjusted EBITDA guidance to GAAP net income or non-GAAP diluted EPS guidance to GAAP diluted EPS because certain items that impact GAAP net income and GAAP diluted EPS are uncertain or out of our control and cannot be reasonably predicted. In particular, stock-based compensation expense is impacted by the future fair market value of our common stock and other factors, all of which are difficult to predict, subject to frequent change, or not within our control. The actual amount of these expenses during the third quarter of 2025 and fiscal year 2025 will have a significant impact on our future GAAP financial results. Accordingly, a reconciliation of adjusted EBITDA guidance to GAAP net income and non-GAAP diluted EPS guidance to GAAP diluted EPS is not available without unreasonable effort.

UPWORK INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(In thousands, except for percentages and share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income	$32,726	$22,220	$70,456	$40,662
Add back (deduct):
Stock-based compensation expense	15,977	19,238	28,249	36,180
Depreciation and amortization	5,879	3,629	10,740	6,775
Other income, net	(5,878)	(5,620)	(12,195)	(12,342)
Income tax provision	5,717	1,181	12,994	2,510
Other (1) (2)	2,640	187	2,828	375
Adjusted EBITDA	$57,061	$40,835	$113,072	$74,160
Profit margin	17%	12%	18%	11%
Adjusted EBITDA margin	29%	21%	29%	19%

Cost of revenue, GAAP	$43,432	$43,852	$85,238	$88,045
Stock-based compensation expense	(200)	(497)	(387)	(963)
Cost of revenue, Non-GAAP	43,232	43,355	84,851	87,082
As a percentage of total revenue, GAAP	22%	23%	22%	23%
As a percentage of total revenue, Non-GAAP	22%	22%	22%	23%

Gross profit, GAAP	$151,507	$149,277	$302,407	$296,021
Stock-based compensation expense	200	497	387	963
Gross profit, Non-GAAP	151,707	149,774	302,794	296,984
Gross margin, GAAP	78%	77%	78%	77%
Gross margin, Non-GAAP	78%	78%	78%	77%

Research and development, GAAP	$44,843	$52,465	$90,995	$105,381
Stock-based compensation expense	(5,615)	(8,106)	(11,427)	(15,476)
Intangible amortization	(1,315)	(398)	(2,630)	(797)
Research and development, Non-GAAP	37,913	43,961	76,938	89,108
As a percentage of total revenue, GAAP	23%	27%	23%	27%
As a percentage of total revenue, Non-GAAP	19%	23%	20%	23%

Sales and marketing, GAAP	$36,671	$47,333	$72,422	$95,184
Stock-based compensation expense	(1,674)	(3,393)	(3,175)	(6,329)
Intangible amortization	(333)	—	(833)	—
Sales and marketing, Non-GAAP	34,664	43,940	68,414	88,855
As a percentage of total revenue, GAAP	19%	25%	19%	25%
As a percentage of total revenue, Non-GAAP	18%	23%	18%	23%

General and administrative, GAAP	$35,659	$29,924	$63,707	$61,925
Stock-based compensation expense	(8,488)	(7,242)	(13,260)	(13,412)
Other (1) (2)	(2,640)	(187)	(2,828)	(375)
General and administrative, Non-GAAP	24,531	22,495	47,619	48,138
As a percentage of total revenue, GAAP	18%	15%	16%	16%
As a percentage of total revenue, Non-GAAP	13%	12%	12%	13%

Total operating expenses, GAAP	$118,942	$131,496	$231,152	$265,191
Stock-based compensation expense	(15,777)	(18,741)	(27,862)	(35,217)
Intangible amortization	(1,648)	(398)	(3,463)	(797)
Other (1) (2)	(2,640)	(187)	(2,828)	(375)
Total operating expenses, Non-GAAP	98,877	112,170	196,999	228,802
As a percentage of total revenue, GAAP	61%	68%	60%	69%
As a percentage of total revenue, Non-GAAP	51%	58%	51%	60%

Income from operations, GAAP	$32,565	$17,781	$71,255	$30,830
Stock-based compensation expense	15,977	19,238	28,249	36,180
Intangible amortization	1,648	398	3,463	797
Other (1) (2)	2,640	187	2,828	375
Income from operations, Non-GAAP	52,830	37,604	105,795	68,182

Net income, GAAP	$32,726	$22,220	$70,456	$40,662
Stock-based compensation expense	15,977	19,238	28,249	36,180
Intangible amortization	1,648	398	3,463	797
Tax effect of non-GAAP adjustments	(5,085)	(6,815)	(8,716)	(12,387)
Other (1) (2)	2,640	187	2,828	375
Net income, Non-GAAP	47,906	35,228	96,280	65,627

Weighted-average shares outstanding used in computing earnings per share, GAAP
Basic (in millions)	132.2	131.4	133.7	133.8
Diluted (in millions)	140.2	138.3	141.9	140.8
Basic earnings per share, GAAP	$0.25	$0.17	$0.53	$0.30
Diluted earnings per share, GAAP	$0.24	$0.17	$0.50	$0.30

Weighted-average shares outstanding used in computing earnings per share, Non-GAAP
Basic (in millions)	132.2	131.4	133.7	133.8
Diluted (in millions)	140.2	138.3	141.9	140.8
Basic earnings per share, Non-GAAP	$0.36	$0.27	$0.72	$0.49
Diluted earnings per share, Non-GAAP	$0.35	$0.26	$0.69	$0.48
(1) During the three and six months ended June 30, 2025 and 2024, we incurred $0.2 million and $0.4 million, respectively, of expense related to our Tides Foundation Warrant.
(2) During the three and six months ended June 30, 2025, we incurred acquisition-related costs of $2.5 million in connection with our business combinations. These costs primarily consist of legal, accounting, and other professional fees, and are recorded in general and administrative expenses in the condensed consolidated statements of operations. Beginning in the second quarter of 2025, we included acquisition-related costs as an add-back to net income in the reconciliation to adjusted EBITDA. Acquisition-related costs incurred in prior periods were deemed immaterial and therefore not included as an add-back to adjusted EBITDA.

UPWORK INC.
RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES
TO FREE CASH FLOW
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Cash provided by operating activities	$72,514	$39,203	$109,479	$54,017
Less: purchases of property, plant & equipment and cash outflows from internally developed software	(6,888)	(3,747)	(13,063)	(6,412)
Free cash flow	$65,626	$35,456	$96,416	$47,605